Exhibit 99.8

GBC BANCORP

Proxy for the Special Meeting of Shareholders

To Be Held on September 17, 2003

This proxy is solicited by the Board of Directors

The undersigned hereby appoints each of Ming Lin Chen and Sheila Miller to act as a proxy for the undersigned, with full powers of substitution to each, and to vote all shares of Common Stock of GBC Bancorp which the undersigned is entitled to vote only at the special meeting of shareholders, to be held on September 17, 2003, at 4:00 p.m. Pacific Time, at 800 West Sixth Street, 15th Floor, Los Angeles, California 90017, and at any and all adjournments thereof, as set forth on the reverse side.

The Board of Directors recommends a vote “For” Proposal 1

(Continued, and to be signed on the other side)

		Please mark your votes as indicated in this example				☒

1.	Proposal to approve the principal terms of the merger agreement among General Bank, GBC Bancorp, Cathay Bank and Cathay Bancorp, Inc., as stated in the joint proxy statement/prospectus dated July 31, 2003	☐	FOR	☐	AGAINST	☐	ABSTAIN

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposal listed. If any other business is presented at the special meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.

The undersigned acknowledges receipt, from GBC Bancorp prior to the execution of this proxy, of a notice of special meeting of shareholders and a joint proxy statement/prospectus dated July 31, 2003.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s)	Dated , 2003

NOTE: Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title.

If shares are held jointly, each holder may sign but only one signature is required.